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                                                                    Exhibit 99.1



                                   DETACH HERE

                                      PROXY

                           THREE RIVERS BANCORP, INC.

                  2681 MOSSIDE BOULEVARD, MONROEVILLE, PA 15146

       PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS ON SEPTEMBER 12, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Anthony DeJulius and Michael Georgalas, or either of them as proxies, each with power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as designated on the reverse side of this proxy card, all shares of the common stock, par value $0.01 per share (the "Common Stock"), of Three Rivers Bancorp, Inc. (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on September 12, 2002 commencing at 1:30 p.m., local time, at the Radisson Hotel Pittsburgh, 101 Mall Boulevard, Monroeville, Pennsylvania, or any adjournment or postponement thereof as follows on the reverse side of this proxy card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" PROPOSAL 1.



                      PLEASE SIGN AND DATE ON REVERSE SIDE

[SEE REVERSE SIDE]                                           [SEE REVERSE SIDE]



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THREE RIVERS BANCORP, INC.
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398




                                   DETACH HERE

[x]   PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" PROPOSAL 1.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.


PROPOSAL 1.

         The approval of an Agreement and Plan of Merger dated as of May 7, 2002 between the Company and Sky Financial Group, Inc., pursuant to which the Company will merge with and into Sky Financial Group, Inc.

         FOR                AGAINST                  ABSTAIN
         [ ]                  [ ]                      [ ]

PROPOSAL 2.

            In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment thereof.

MARK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING  [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       [ ]

Note: Please sign exactly as name or names appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized partner.


SIGNATURE:                               DATE:
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SIGNATURE:                               DATE:
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